Exhibit 99.3

CONSENT OF OLIVER WYMAN, INC. (HONG KONG BRANCH)

Oliver Wyman, Inc. (Hong Kong Branch) hereby consents to (i) references to our name, (ii) inclusion of information and data contained in our report entitled “TECHNOLOGY-BASED FINANCIAL SERVICE PROVIDERS IN CHINA” (together with any subsequent amendments made by us thereto, the “Report”) and (iii) citation of the Report, in each case, in this Registration Statement on Form F-1 (and in all subsequent amendments) in connection with the proposed initial public offering of Lufax Holding Ltd (the “Company”), in the prospectus contained therein, and in any other future filings or correspondence with the U.S. Securities and Exchange Commission (the “SEC”). We further hereby consent to the filing of this letter as an exhibit to such Registration Statement and any amendments thereto with the SEC.

/s/ Hang Qian

Name: Hang Qian
Title: Partner
Oliver Wyman, Inc. (Hong Kong Branch)
Unit 04, Level 9, Central Plaza
18 Harbour Road, Wanchai
Hong Kong SAR

October 7, 2020